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                                                                    EXHIBIT 99.1





                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                 DIVIDEND REPORT


Ithaca, Michigan, May 25, 2004--

Jeffrey S. Barker, President and CEO of Commercial Bank and its holding company, Commercial National Financial Corporation, announced that on May 19, 2004, the corporation's Board of Directors declared a cash dividend of 12 cents per share. The dividend will be paid on July 1, 2004 to shareholders of record as of June 18, 2004. This dividend represents an annualized yield of 4.5% based on a per share price of $11.25.

Commercial Bank operates full service banking offices in Alma, Greenville, Ithaca, Middleton, Mt. Pleasant, Pompeii, and St. Louis.



Contact:
Daniel E. Raleigh
Vice President
989-875-5504